Exhibit 10.1

Kansas City Southern

2017 Equity Incentive Plan

Adopted May 4, 2017

Table of Contents, (continued)

Table of Contents, (continued)

KANSAS CITY SOUTHERN

2017 EQUITY INCENTIVE PLAN

ARTICLE 1.

EFFECTIVE DATE, OBJECTIVES AND DURATION

1.1    Effective Date of the Plan. Kansas City Southern, a Delaware corporation (the “Company”), established the Kansas City Southern 2017 Equity Incentive Plan (the “Plan”), subject to the approval of the Company’s stockholders, effective May 4, 2017 (the “Effective Date”) set forth herein. All Awards granted on or after the Effective Date of this Plan will be subject to the terms of this Plan. After the Effective Date, no new equity awards relating to Shares shall be granted under the Company’s 2008 Stock Option and Performance Award Plan (the “Prior Plan”) or any other Company, stockholder-approved equity incentive plan and all equity awards granted under the Prior Plan on or before the Effective Date shall remain subject to the terms of the Prior Plan.

1.2    Objectives of the Plan. This Plan is intended (a) to allow selected employees and officers of and Consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and Consultants and retaining existing employees, officers and Consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (c) to provide employees, officers and Consultants with an incentive for excellence in individual performance, (d) to promote teamwork among employees, officers, Consultants and non-employee directors, and (e) to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of the Company’s stockholders.

1.3    Duration of the Plan. This Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate this Plan at any time pursuant to Article 16 hereof, until the earlier of May 3, 2027, or the date all Shares subject to this Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under this Plan shall have lapsed, according to this Plan’s provisions. The termination of this Plan shall not adversely affect any Awards outstanding on the date of termination.

ARTICLE 2.

DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company, and, for all purposes other than for purposes of grants of Incentive Stock Options under Section 6.4, a United States or foreign corporation or partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the voting power of such entity.

“Award” means Options (including non-qualified options and Incentive Stock Options), Restricted Shares, Restricted Share Units, Bonus Shares, Stock Appreciation Rights, Performance Units (which may be paid in cash or Shares), Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under this Plan.

“Award Agreement” means the written agreement (which may be in paper or electronic form as determined by the Committee) by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Cause” means unless otherwise defined in an Award Agreement or a Grantee’s employment agreement with the Company, in which case such alternative definition will control,

(i)    before the occurrence of a Change of Control, any one or more of the following, as determined by the Committee:

(A)    a Grantee’s commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury, financial or otherwise, to the Company or an Affiliate;

(B)    the material violation by the Grantee of written policies of the Company or an Affiliate;

(C)    the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or an Affiliate (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(D)    action or inaction by the Grantee in connection with his or her duties to the Company or an Affiliate resulting, in the judgment of the Committee, in material injury to the Company or an Affiliate; and

(ii)    from and after the occurrence of a Change of Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(A)    the Grantee’s conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material damage or injury, financial or otherwise, to the Company;

(B)    a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material damage or injury, financial or otherwise, to the Company (but only if such act or inaction is not remedied within 15 business days of Grantee’s receipt of written notice from the Company which describes the act or inaction in reasonable detail); or

(C)    the consistent gross neglect of duties or consistent wanton negligence by the Grantee in the performance of the Grantee’s duties (but only if such neglect or negligence is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or negligence in reasonable detail and specifies the remedial period).

“Change of Control,” unless otherwise defined in the Award Agreement, shall be deemed to have occurred if

(i)    a majority of the members of the Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Board in office immediately prior to the date of such appointment or election; or

(ii)    any person (meaning for purposes of this definition, “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act to the extent consistent with and not in violation of Code Section 409A) or group (meaning for purposes of this definition, “group” as such term is used in Section 13(d)(3) or 14(d)(2) of the 1934 Act to the extent consistent with and not in violation of Code Section 409A) has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

(iii)    any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

(iv)    any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

“Code” means the Internal Revenue Code of 1986 (and any successor Internal Revenue Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

“Code Section 409A Rules and Policies” means rules, regulations, policies and procedures established by the Committee from time to time as authorized in Section 3.2(xi).

“Committee” has the meaning set forth in Section 3.1(i).

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in Section 1.1.

“Consultant” means a person, excluding employees and non-employee directors, who performs bona fide services for the Company as a consultant or advisor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

“Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is deductible by the Company for federal income tax purposes subject to applicable limitations under Code Section 162(m), is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

“Deferred Stock” means a right granted under Section 11.1 to receive Shares at the end of a specified deferral period.

“Disability” means, unless otherwise defined in an Award Agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Dividend Equivalent” means a right, subject to any limitations in this Plan, to receive payments equal to dividends or property, if and when paid or distributed, on Shares.

“Eligible Person” means any employee (including any officer) or non-employee director of, or non-employee Consultant to, the Company or any Affiliate, or potential employee (including a potential officer) or non-employee director of, or non-employee Consultant to, the Company or an Affiliate. Solely for purposes of Section 5.5(ii), the term Eligible Employee includes any current or former employee or non-employee director of, or Consultant to, an Acquired Entity (as defined in Section 5.5(ii)) who holds Acquired Entity Awards (as defined in Section 5.5(ii)) immediately prior to the Acquisition Date (as defined in Section 5.5(ii)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, as of any date, the value of a Share determined in good faith, from time to time, by the Committee in its sole discretion, and for this purpose the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such Share from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. If the Shares of the Company are traded on a national securities exchange, the Fair Market Value of the Share shall be based upon the closing price on the trading day before, the trading day of, or the first trading day after the applicable date, or any other reasonable method using actual transactions in such Shares as reported by such national securities exchange and consistently applied; provided, however, if no such reported sale of the Shares shall have occurred on the applicable date, Fair Market Value shall be based on the last day prior to such date on which there was such a reported sale.

“Grant Date” means the date on which the Committee (or its properly delegated delegate) adopts a resolution, or takes other appropriate action, expressly granting an Award to a Grantee that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Grantee” means a person who has been granted an Award.

“Incentive Stock Option” means an Option that is intended to meet the requirements of Code Section 422.

“Minimum Consideration” means $.01 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

“Option” means an option granted under Article 6 of this Plan.

“Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

“Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

“Other Stock-Based Award” means a right granted under Article 13 hereof that relates to or is valued by reference to Shares or other Awards relating to Shares.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder).

“Performance Measures” has the meaning set forth in Section 4.4.

“Performance Period” means the time period during which performance goals must be met.

“Performance Share” and “Performance Unit” have the respective meanings set forth in Article 9.

“Period of Restriction” means the period during which, if conditions specified in the Award Agreement are not satisfied, Restricted Shares are subject to forfeiture or the transfer of Restricted Shares is limited, or both.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

“Restricted Share Units” means rights to receive Shares which rights are forfeitable if the Grantee does not satisfy the conditions specified in the Award Agreement.

“Restricted Shares” means Shares that are initially both subject to a risk of forfeiture and are nontransferable until the conditions applicable to such Shares specified in the Award Agreement are satisfied.

“Retirement” means for any Grantee who is an employee, except as otherwise specified in the Award Agreement or as specified by the Committee in rules, regulations or policies, with respect to Restricted Shares, the Termination of Employment by the Grantee on or after the last business day of the month in which the Grantee has (i) attained age sixty-five (65), or (ii) attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate, and with respect to all other Awards, Termination of Employment by the Grantee on or after having (x) attained age sixty-five (65) or (y) both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

“Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

“Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

“Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 7.

“Surviving Company” means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a Change of Control.

“Termination of Affiliation” occurs, except where otherwise provided in the Award Agreement, on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer or non-employee director or with respect to an individual who is an employee, officer or non-employee director of or a Consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. A Termination of Affiliation will occur on account of, or by reason of, a Change of Control if within two (2) years (or such other period specified in the Award Agreement) following the Change of Control the Grantee is involuntarily terminated by the Company or an Affiliate (other than for Cause) or voluntarily terminates employment for good reason as set forth in the Award Agreement. Where specified in the Award Agreement or in the Code Section 409A Rules and Policies, a Termination of Affiliation is a separation from service within the meaning of Code Section 409A.

“Termination of Employment” occurs, except where otherwise provided in the Award Agreement, on the first day on which a Grantee ceases to be an employee of the Company or an Affiliate and regardless of whether the Grantee continues to provide services to the Company or an Affiliate in the capacity of a Consultant or non-employee director. A Termination of Employment will always occur if such event also is a separation from service within the meaning of Code Section 409A but may also occur in situations where the event does not constitute a separation from service under Code Section 409A.

“Vesting Date” means a date specified in the Award Agreement on which the Award or a portion thereof is eligible to become nonforfeitable subject to any conditions specified therein.

ARTICLE 3.

ADMINISTRATION

3.1    Committee.

(i)    Subject to Section 3.2, this Plan shall be administered by a committee (“Committee”), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time; provided that for purposes of Awards to non-employee directors, “Committee” shall mean the full Board. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Code Section 162(m). However, if the Board intends to satisfy such exemption requirements with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more non-employee directors who are also outside directors. Nothing herein shall create an inference that an Award is not validly granted under this Plan in the event Awards are granted under this Plan by a compensation committee of the Board that does not at all times consist solely of two or more non-employee directors who are also outside directors.

(ii)    The Committee may delegate to the Chief Executive Officer of the Company or to another committee of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees who are non-employee directors, executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised, to the extent such delegation is permissible under Delaware law.

3.2    Powers of Committee. Subject to and consistent with the provisions of this Plan, the Committee has full and final authority and sole discretion as follows:

(i)    to determine when, to whom and in what types and amounts Awards should be granted;

(ii)    to grant Awards in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division or department thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(iii)    to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(iv)    to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(v)    to determine the Option Term and the SAR term;

(vi)    to determine the amount, if any, that a Grantee shall pay for Restricted Shares, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited, and whether such shares shall be held in escrow;

(vii)    to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason;

(viii)    to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(ix)    to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(x)    to construe and interpret this Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of this Plan;

(xi)    to make, amend, suspend, waive and rescind rules, regulations, policies and procedures relating to this Plan, including rules relating to electronic Award Agreements, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee, and rules (including special definitions where applicable) established for the compliance of this Plan, Awards and Award Agreements with Code Section 409A;

(xii)    to appoint such agents as the Committee may deem necessary or advisable to administer this Plan;

(xiii)    to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to change the Option Price or grant price for an SAR or to permit transfers of such Awards to the extent permitted by this Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent this Plan or Award Agreement specifically permits amendment without consent;

(xiv)    to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(xv)    to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(xvi)    to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of this Plan or to comply with applicable local law and to establish sub-plans for Eligible Persons outside the United States with such provisions as are consistent with this Plan as may be suitable in other jurisdictions;

(xvii)    to make adjustments in the terms and conditions of, and the criteria in, Awards including in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, upon a Change of Control, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(xviii)    to delegate its authority to one or more officers of the Company with respect to Awards that do not involve Covered Employees or Section 16 Persons;

(xix)    to determine whether each Option is to be an Incentive Stock Option or a non-qualified stock option;

(xx)    to designate that the Performance-Based Exception shall apply to an Award (including a cash bonus) and to select the Performance Measures that will be used;

(xxi)    to determine the duration and purpose of leaves of absences which may be granted to a Grantee without constituting a “Termination of Affiliation” for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies;

(xxii)    to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret this Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under this Plan; and

(xxiii)    to take any other action with respect to any matters relating to this Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan.

Notwithstanding the authority of the Committee set forth in Sections 3.2(i) through 3.2(xxiii), inclusive, and notwithstanding any other discretionary power granted to the Committee under this Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the prior approval of the Company’s stockholders.

All determinations on all matters relating to this Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee. If not specified in this Plan, the time at which the Committee must or may make any determination shall be determined by the

Committee, and any such determination may thereafter be modified by the Committee. Any action of the Committee with respect to this Plan or any Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under this Plan from or through any Grantee, and stockholders, except to the extent the Committee subsequently modifies its prior action or takes further action that is inconsistent with its prior action. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under this Plan (subject to Sections 4.3 and 5.6(iii)). No member of the Committee shall be liable for any action or determination made with respect to this Plan or any Award.

ARTICLE 4.

SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, AND 162(M) COMPLIANCE

4.1    Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under this Plan shall be three million seven hundred fifty thousand (3,750,000) Shares. Shares issued pursuant to Awards made pursuant to Section 5.5(ii) will not be charged against the Shares authorized for issuance under this Plan.

Only Shares actually issued shall be charged against the Shares authorized for issuance under this Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under this Plan. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under this Plan shall not again be made available for issuance or delivery under this Plan if such shares are (a) tendered in payment of an Option, (b) delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) covered by a stock-settled Stock Appreciation Right or other Award that were not issued upon the settlement of the Award.

Shares delivered pursuant to this Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of this Plan.

4.2    Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(i)    Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, and in a manner consistent with and not in violation of Code Section 409A, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Stock Options and SARs, no such adjustment shall be authorized to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Code Section 424(a); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)    Liquidation, Dissolution or Change of Control. Notwithstanding any provisions hereunder to the contrary, in the case of any liquidation, dissolution or Change of Control of the Company, the Committee, in its sole discretion, and in a manner consistent with and not in violation of Code Section 409A, may (i) cancel any or all outstanding Awards of Options, SARs, Performance Shares, Performance Units and Restricted Share Units, in exchange for a payment (in cash, or in securities or other property) in the amount that the Grantee would have received if such Performance Shares, Performance Units and Restricted Share Units were vested and settled and if such Options and SARs were fully vested and exercised immediately prior to the liquidation, dissolution or Change of Control, and without payment with respect to the cancellation of any Option or SAR if at the time of such cancellation the Option Price with respect to such Option or the grant price with respect to such SAR exceeds the Fair Market Value at the time of such cancellation of the Shares subject to the Option or the SAR, (ii) accelerate the vesting of any Restricted Shares immediately prior to the Change of Control, and (iii) accelerate the vesting and settlement of any Deferred Stock immediately prior to such Change of Control, reduced in each case by any applicable federal, state and local taxes required to be withheld by the Company. If the Committee fails to exercise the discretion to cancel some or all outstanding Awards (or in the case of Restricted Shares and Deferred Stock to accelerate vesting and settlement of such Awards) in connection with a liquidation, dissolution or Change of Control of the Company pursuant to this Section 4.2(ii), any Awards for which the Committee fails to exercise such discretion shall remain outstanding (subject to adjustment in accordance with Section 4.2(i)) following such liquidation, dissolution or Change of Control of the Company.

(iii)    Reservation of Rights. Except as provided in this Section 4.2, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of Shares of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any Award (including the Option Price or SAR exercise price of Shares subject to an Option or an SAR). The grant of an Award pursuant to this

Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

4.3    Compliance with Code Section 162(m).

(i)    Section 162(m) Compliance. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this Section 4.3(i) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of this Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under this Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(ii)    Annual Individual Limitations. No Grantee who is an employee or Consultant may be granted Awards for Options, SARs, Restricted Shares, Restricted Share Units, or Performance Shares (or any other Award which is determined by reference to the value of Shares or appreciation in the value of Shares) in any calendar year with respect to more than one million (1,000,000) Shares; provided, however, that these Awards are subject to adjustment as provided in Section 4.2 and except as otherwise provided in Section 5.5(ii). In the case of a Performance Unit Award that is cash-denominated and for which the limitation set forth in the preceding sentence would not operate as an effective limitation under Code Section 162(m), no Grantee may be granted an Award in any calendar year authorizing the receipt of an amount that exceeds $10,000,000.

4.4    Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(i)    Earnings (either in the aggregate or on a per-share basis);

(ii)    Net income (before or after taxes);

(iii)    Operating income;

(iv)    Cash flow;

(v)    Return measures (including return on assets, equity, or sales);

(vi)    Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(vii)    Revenue measures (including gross or net revenues);

(viii)    Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(ix)    Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x)    Net economic value;

(xi)    Market share;

(xii)    Operating profit;

(xiii)    Costs;

(xiv)    Operating and maintenance cost management and employee productivity;

(xv)    Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi)    Operating ratio;

(xvii)    Growth or rate of growth of any of the above business criteria set forth in this Section;

(xviii)    Economic value added;

(xix)    Aggregate product unit and pricing targets;

(xx)    Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xxi)    Achievement of business or operational goals such as market share and/or business development;

(xxii)    Results of customer satisfaction surveys;

(xxiii)    Safety record;

(xxiv)    Network and service reliability; and/or

(xxv)    Debt ratings, debt leverage and debt service;

provided that applicable performance measures may be applied on a pre- or post-tax basis. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses (including the Company’s peer companies) or individuals (including industry or general market indices) or relative to the past performance of the Company or a department, unit, division or function within the Company or any one or more Affiliates.

The Committee is authorized on the Grant Date and at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Code Section 162(m)), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Awards granted to any Grantee for the Performance Period to fail to qualify as “performance-based compensation” under Code Section 162(m)), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Measure for such Performance Period to the extent permitted under Code Section 162(m) in order to prevent the dilution or enlargement of the rights of Grantees based on designated events or conditions including the following events:

(i)	asset write-downs;

(ii)	litigation or claim judgments or settlements;

(iii)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

(iv)	any reorganization and restructuring programs;

(v)	extraordinary, unusual or infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;

(vi)	acquisitions or divestitures;

(vii)	any other specific unusual or nonrecurring events, or objectively determinable category thereof;

(viii)	foreign exchange gains and losses; and

(ix)	a change in the Company’s fiscal year.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

4.5    Non-Employee Director Sublimit. No non-employee director may be granted Awards of Options, SARs, Restricted Shares, Restricted Share Units, Bonus Shares, Performance Shares, or Performance Units (or any other Award which is denominated in Shares) in any one (1) calendar year with respect to a number of Shares that exceeds a number equal to the quotient of $300,000 divided by the grant date fair value of the awards (determined under applicable accounting principles), rounded down to the nearest whole share; provided, however, for purposes of the foregoing limitation, (a) any Deferred Stock shall count against the limit only during the calendar year in which such Award is initially made and not in the calendar year in which the Deferred Stock is ultimately issued, and (b) no Shares under any Award or portion thereof which is made pursuant to an election made by a non-employee director to receive his or her non-employee director cash compensation in the form of an Award under this Plan rather than in cash shall count against the limit in this Section 4.5.

ARTICLE 5.

ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

5.1    Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2    Award Agreement. To the extent not set forth in this Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3    General Terms, Termination of Affiliation and Change of Control. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(i)    Options and SARs. Except as otherwise provided in an Award Agreement:

(A)    If Termination of Affiliation occurs for a reason other than Retirement, death, Disability or Cause, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation, or become exercisable upon such Termination of Affiliation, shall remain exercisable for a period of three (3) months following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(B)    If Termination of Affiliation occurs by reason of Retirement, Options and SARs will become immediately vested upon such Termination of Affiliation and shall remain exercisable until expiration of the Option Term or exercise period and shall then terminate

(C)    If Termination of Affiliation occurs by reason of death or Disability, Options and SARs will become immediately vested and exercisable upon such Termination of Affiliation and shall remain exercisable for a period of one (1) year following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(D)    If Termination of Affiliation occurs on account of a Change of Control, any unexercised Option or SAR, whether or not exercisable on the date of the Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part, subject to the provisions of Section 5.3(i)(A).

(E)    If Termination of Affiliation is for Cause, then any unexercised Option or SAR shall be thereupon cancelled.

(ii)    Restricted Shares and Restricted Share Units. Except as otherwise provided in an Award Agreement:

(A)    If Termination of Affiliation occurs by reason of death prior to the last day of the Period of Restriction, Restricted Shares and Restricted Share Units will become immediately vested.

(B)    If Termination of Affiliation occurs by reason of Retirement prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(C)    If Termination of Affiliation occurs by reason of Disability prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the

Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(D)    If Termination of Affiliation occurs prior to the last day of the Period of Restriction on account of a Change of Control, Restricted Shares and Restricted Share Units will become immediately vested.

(E)    If Termination of Affiliation occurs prior to the last day of the Period of Restriction for any reason other than death or Disability or Retirement or a Change of Control, all Restricted Shares and Restricted Share Units shall be forfeited by the Grantee.

(F)    Any Restricted Shares that are forfeited by the Grantee shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(iii)    Deferred Stock. Except as otherwise provided in an Award Agreement:

(A)    If Termination of Affiliation occurs by reason of death or Disability or Retirement or a Change of Control, Shares subject to a Deferred Stock Award will become immediately vested. The Company shall settle all Deferred Stock as provided in the Award Agreement.

(B)    If Termination of Affiliation occurs by reason other than death or Disability or Retirement or a Change of Control, the Grantee’s Deferred Stock, to the extent not vested before such Termination of Affiliation, will be cancelled and forfeited to the Company.

(iv)    Performance Shares and Performance Units. Except as otherwise provided in an Award Agreement, Performance Shares and Performance Units will become nonforfeitable on the Vesting Date, and if, prior to the Vesting Date,

(A)    A Termination of Affiliation occurs during a Performance Period for a reason other than Disability, Retirement, Change of Control or death, all Performance Shares and Performance Units shall be forfeited upon such Termination of Affiliation.

(B)    A Termination of Affiliation occurs during a Performance Period by reason of Disability or Retirement, the Grantee shall become vested immediately in the Award earned with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and will forfeit the Award with respect to any Performance Periods that are not completed as of the date of the Grantee’s Termination of Affiliation.

(C)    A Termination of Affiliation occurs on account of a Change of Control or by reason of death, the Grantee shall become immediately vested in the earned Award with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and with respect to any Performance Period that is not complete as of the date of Grantee’s Termination of Affiliation, the Grantee will vest in the Award that would be earned for such Performance Period as if the performance goals for such Performance Period were met at target.

(v)    Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(vi)    Waiver by Committee. Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Affiliation, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond ten (10) years from the date of grant of the Option or SAR), or provide that any Restricted Share Award, Deferred Stock Award or Performance Award shall in whole or in part not be forfeited upon such Termination of Affiliation.

5.4    Nontransferability of Awards.

(i)    Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or by an agent acting exclusively for the benefit of the Grantee pursuant to a power of attorney. Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

(ii)    No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii)    Notwithstanding subsections (i) and (ii) above, to the extent provided in the Award Agreement, Deferred Stock and Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under this Plan from or through any Grantee shall be subject to the provisions of this Plan and any applicable Award Agreement, except to the extent this Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5    Stand-Alone and Substitute Awards.

(i)    Subject to all Awards being granted in compliance with Code Section 409A, Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in substitution for, any other Award granted under this Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a “Non-Plan Award”); provided that if the stand-alone or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award. Awards granted in addition to other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

(ii)    The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under this Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or Consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value and in a manner consistent with and not in violation of Code Section 409A. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and grant prices for SARs, shall not apply to Substitute Awards granted under this subsection (ii).

5.6    Compliance with Rule 16b-3.

(i)    Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under this Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (a) at least six months must elapse from the date of acquisition of a derivative security under this Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (b) Shares granted or awarded under this Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(ii)    Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(iii)    Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of this Plan.

5.7    Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and this Plan or if the Grantee has a Termination of Affiliation for Cause.

5.8    Clawback Policy. Notwithstanding any other provision in this Plan, any Award may be subject to recovery under any law, governmental regulation or stock exchange listing requirement, including certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or certain recovery provisions of the Sarbanes-Oxley Act of 2002, or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to an executive under certain circumstances. Any Grantee or beneficiary receiving an Award acknowledges that the Award may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with any law, governmental regulation or stock exchange listing requirement or as set forth in an Award Agreement.

5.9    Restrictive Covenants and Forfeiture Events. The Committee may, in its sole and absolute discretion, place certain restrictive covenants in an Award Agreement requiring the Grantee to agree to refrain from certain actions, including certain actions following a Termination of Affiliation or Termination of Employment. The Committee may specify in an Award Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Grantee, the Grantee’s Termination of Affiliation for Cause, or other conduct by the Grantee that is detrimental to the business or reputation of the Company and/or its Affiliates.

5.10    No Dividends or Dividend Equivalents on Unvested Awards. Notwithstanding any other provision in this Plan to the contrary, in no event may cash or stock dividends or Dividend Equivalents relating to an unvested portion of an Award be paid to a Grantee before that portion of the Award becomes vested.

ARTICLE 6.

STOCK OPTIONS

6.1    Grant of Options. Subject to and consistent with the provisions of this Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as determined by the Committee. Without in any manner limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or an Affiliate.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3    Option Price. Except with respect to Substitute Awards, the Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4    Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(i)    shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(ii)    shall be granted within ten (10) years from the earlier of the date this Plan is adopted or the date this Plan is approved by stockholders of the Company;

(iii)    shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(iv)    shall have an Option Term of not more than ten (10) years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(v)    shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under this Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(vi)    shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under this Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(vii)    shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”) within 10 days of such a Disqualifying Disposition;

(viii)    shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in this Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(ix)    shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (iv) and (v) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.5    Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

(i)    cash, personal check or wire transfer;

(ii)    Shares, valued at their Fair Market Value on the date of exercise (or by delivering a certification or attestation of ownership of such Shares);

(iii)    with the approval of the Committee, Restricted Shares held by the Grantee, with each Share valued at the Fair Market Value of a Share on the date of exercise;

(iv)    with the approval of the Committee, for any Option other than an Incentive Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment for the Shares with respect to which the Option is being exercised but will reduce the number of Shares upon the exercise by the smallest number of whole Shares having a Fair Market Value on the date of exercise necessary to cover the aggregate payment amount; or

(v)    subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1    Issuance. Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under this Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. Any SAR related to a non-qualified Option (i.e., an Option that is not intended to be an Incentive Stock Option) may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2    Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of this Plan as determined from time to time by the Committee; provided that no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR.

7.3    Grant Price. The grant price of an SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the non-qualified Option to which the SAR relates.

7.4    Exercise and Payment. Upon the exercise of SARs, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying: (A) the excess of the Fair Market Value of a Share on the date of exercise over 100% of the Fair Market Value of a Share on the Grant Date of the SAR (or such higher strike price as specified in the Award Agreement), by (B) the number of Shares with respect to which the SAR is exercised; provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. The Fair Market Value of a Share on the Grant Date and date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise, the Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5    Grant Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

ARTICLE 8.

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

8.1    Grant of Restricted Shares and Restricted Share Units. Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Shares and Restricted Share Units to any Eligible Person in such amounts as the Committee shall determine.

8.2    Award Agreement. Each grant of Restricted Shares and Restricted Share Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or Restricted Share Units granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares and Restricted Share Units granted pursuant to this Plan as it may deem advisable, including, but not limited to, restrictions based upon the achievement of specific performance goals, time-based restrictions, time-based restrictions following the attainment of the performance goals, and/or restrictions under applicable securities laws.

8.3    Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.4    Effect of Forfeiture of Restricted Shares. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5    Restricted Shares Book Entry, Escrow, Certificate Legends. The Committee may provide that Restricted Shares be held in book entry with the transfer agent until there is a lapse of the Period of Restriction with respect to such Restricted Shares and certificates are issued or until such Restricted Shares are forfeited, or the Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under this Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

ARTICLE 9.

PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1    Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of this Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as determined by the Committee.

9.2    Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Code Section 162(m), all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Code Section 162(m) and related regulations.

(i)    Performance Unit. Each Performance Unit may be denominated in cash and shall have an initial value that is established by the Committee at the time of grant.

(ii)    Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3    Earning and Form and Timing of Payment of Performance Units and Performance Shares. After the applicable Performance Period has ended, the amount earned by the Grantee shall be based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

The settlement of Performance Units or Performance Shares shall be in Shares, unless at the discretion of the Committee and as set forth in the Award Agreement, settlement is to be in cash or in some combination of cash and Shares.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period; provided, however, to the extent the Committee deems it appropriate to comply with Code Section 162(m), no such action may be taken by the Committee with respect to an Award if the Grantee is or becomes or is anticipated to become a Covered Employee if such action would disqualify the Award from the Performance-Based Exception.

Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the latest to occur of (a) the vesting event, or (b) the determination of the level of achievement of the performance goals for the applicable Performance Period; provided, however, payment may be deferred to a later date in accordance with a deferral rule, policy or procedure established pursuant to Article 15. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Subject to Section 5.10, at the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

ARTICLE 10.

BONUS SHARES

Subject to the terms of this Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The terms of such Bonus Shares shall be set forth in the Award Agreement pertaining to the grant of the Award.

ARTICLE 11.

DEFERRED STOCK

11.1    Grant of Deferred Stock.

(i)    Subject to and consistent with the provisions of this Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine, including the time and form under which such Deferred Stock will be issued. Unless otherwise specified in an Award Agreement, a Grantee’s rights to receive Deferred Stock shall always be fully vested.

(ii)    In addition, if and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and consistent with and not in violation of Code Section 409A and such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or cash bonus to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary or bonus would otherwise be paid in cash.

11.2    Delivery and Limitations. Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee or as elected by the Eligible Person, to the extent such an election is permitted. A Grantee awarded Deferred Stock will have no voting rights with respect to such Deferred Stock until delivery of the Shares. Except to the extent provided otherwise in the Award Agreement, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock.

ARTICLE 12.

DIVIDEND EQUIVALENTS

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with another Award. Subject to Section 5.10, the Committee may provide that Dividend Equivalents be paid or distributed when accrued or deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

ARTICLE 13.

OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant such other incentive awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of this Plan including, subject to Section 18.2, Shares awarded which are not subject to any restrictions or conditions and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of this Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

ARTICLE 14.

BENEFICIARY DESIGNATION

Each Grantee under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

ARTICLE 15.

DEFERRALS

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Restricted Share Units, Performance Units or Performance Shares, or the grant of Bonus Shares. If any such deferral is required or permitted, such deferral shall be in accordance with applicable rules, policies and/or procedures established by the

Committee, including, but not limited to, the Code Section 409A Rules and Policies. Except as otherwise provided in the Award Agreement or pursuant to applicable Grantee elections, and subject to the Code Section 409A Rules and Policies, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.

ARTICLE 16.

AMENDMENT, MODIFICATION, AND TERMINATION

16.1    Amendment, Modification, and Termination. Subject to Section 16.3, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate this Plan in whole or in part without the approval of the Company’s stockholders, except that any amendment or alteration shall be subject to the approval of the Company’s stockholders if (a) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (b) the Board, in its discretion, determines to submit such amendments or alterations to stockholders for approval. The Board may delegate to the Committee any or all of the authority of the Board under this Section 16.1.

16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; provided that to the extent an Award is intended to meet the requirements of the Performance-Based Exception no such adjustment shall be authorized to the extent that such authority would be inconsistent with this Plan’s meeting such requirements.

16.3    Awards Previously Granted. Except as otherwise specifically permitted in this Plan or an Award Agreement, no termination, amendment, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Grantee of such Award.

16.4    Contemplated Amendments. It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide Eligible Persons with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A and/or to bring this Plan and/or Awards granted under it into compliance therewith.

ARTICLE 17.

WITHHOLDING

17.1    Withholding.

(i)    The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state, local and foreign taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(A)    payment of an amount in cash equal to the amount to be withheld;

(B)    delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(C)    requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares, upon the transfer of Deferred Stock, or upon the settlement and payment of a Performance Shares Award or Restricted Stock Unit Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(D)    withholding from any compensation otherwise due to the Grantee.

With respect to any Awards to be satisfied by withholding Shares pursuant to clause (C) above, the number of Shares withheld shall be equal to the number of whole Shares (rounded up to the nearest whole Share) necessary to meet the amount of taxes, including FICA and railroad retirement taxes, to be withheld under federal, state, local and foreign law. An election by Grantee under this subsection is irrevocable. Any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash or withheld from a Grantee’s other compensation from the Company or an Employer.

(ii)    Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(vii)) or an election under Code Section 83(b) shall remit to the Company, and the Company shall have the right to withhold, an amount sufficient to satisfy all resulting tax withholding amounts in the same manner as set forth in subsection (i).

17.2    Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

ARTICLE 18.

ADDITIONAL PROVISIONS

18.1    Successors. All obligations of the Company under this Plan and any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2    Code Section 409A. This Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6) month period immediately following the Grantee’s Termination of Affiliation shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

18.3    Severability. If any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of this Plan. Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

18.4    Requirements of Law. The granting of Awards and the delivery of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.5    Securities Law Compliance.

(i)    If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under this Plan as it may deem advisable. All certificates for Shares delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(ii)    If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6    No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in this Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7    Nature of Payments. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8    Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.9    Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

18.10    Share Certificates. All certificates for Shares delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of this Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.11    Unfunded Status of Awards; Creation of Trusts. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s or an Employer’s obligations under this Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines.

18.12    Sub-plans. The Committee may from time to time establish sub-plans under this Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of this Plan, but each sub-plan shall apply only to the Grantees in the jurisdiction for which the sub-plan was designed.

18.13    Use of Proceeds from Shares. Proceeds from the sale of Shares pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

18.14    Affiliation. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a Consultant to the Company or any Affiliate.

18.15    Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.16    Military Service. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, Awards shall at all times be administered and interpreted in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended, supplemented or replaced from time to time.

18.17    Construction. The following rules of construction will apply to this Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders; and (c) “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

18.18    Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.19    Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.